Exhibit 99.1
Investor Contact: John Heller – 952-229-7427 or ir@lifetimefitness.com
Media Contact: Jason Thunstrom – 952-229-7435 or pr@lifetimefitness.com
FOR IMMEDIATE RELEASE
LIFE TIME FITNESS ANNOUNCES FOURTH QUARTER AND
FULL-YEAR 2010 FINANCIAL RESULTS
•	Revenue Growth for the Quarter and Full-Year were 9.8% and 9.1%, Respectively

•	For the Quarter, Diluted EPS was $0.43 and Non-GAAP Diluted EPS was $0.52

•	For the Full Year, Diluted EPS was $2.00 and Non-GAAP Diluted EPS was $2.08
CHANHASSEN, Minn. (February 17, 2011) – Life Time Fitness, Inc. (NYSE: LTM) today reported its financial results for the fourth quarter and full year ended December 31, 2010.
     Fourth quarter 2010 revenue grew 9.8% to $223.7 million from $203.7 million during the same period last year. Revenue for the year totaled $912.8 million, up 9.1% from $837.0 million during 2009.
     In June 2009, the Company granted performance-based restricted stock to its senior management team. In fourth quarter 2010, the Company determined that achieving the 2011 diluted earnings per share performance criteria required for vesting of 50% of the stock (representing approximately 450,000 shares of restricted stock) was probable. As a result, the Company recognized a cumulative, non-cash performance share-based compensation expense of $5.6 million (pretax) in the quarter. The Company anticipates recognizing the remaining portion of performance share-based compensation expense of approximately $4.0 million (pretax) ratably in 2011.
     Net income for the quarter was $17.6 million, including $5.6 million (pretax) of performance share-based compensation expense, or $0.43 per diluted share, compared to net income of $18.4 million, or $0.46 per diluted share, for 4Q 2009. Net income for the full year was $80.7 million, including $5.6 million (pretax) of performance share-based compensation expense, or $2.00 per diluted share, compared to $72.4 million, or $1.82 per diluted share, for 2009.
     Non-GAAP net income for the quarter, excluding $5.6 million (pretax) of performance share-based compensation expense, was $21.0 million, or $0.52 per diluted share. For the full year, non-GAAP net income, excluding $5.6 million (pretax) of performance share-based compensation expense, was $84.1 million, or $2.08 per diluted share.
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Life Time Fitness Fourth Quarter and Full-Year 2010 Results – Page 2
     “I am pleased with our 2010 operating results, which continue to demonstrate the differentiation and power of our business model,” said Bahram Akradi, Life Time Fitness chairman, president and chief executive officer. “We remained highly focused on increasing member retention and growing same center sales in 2010, and we delivered significant progress in both areas. In particular, I want to highlight our member connectivity and engagement initiatives in which we’ve invested over the last couple of years. Not only did these efforts contribute positively to our financial and member retention results, they also reinforce the uniqueness and value of our healthy way of life approach. By helping customers connect to and engage in their areas of interest, we help them achieve their health and fitness goals. We remain steadfast in our commitment to continually refine member connectivity and engagement in 2011. Furthermore, we are also focused on member retention and growth through the expansion of our member interest offerings. The fact that we have taken an expense in connection with the challenging performance-based restricted stock vesting metric reinforces our continued confidence, which is reflected in our 2011 business outlook.”
     During the quarter, Life Time opened its third planned large-format center for 2010 in Centennial, Colorado, marking the Company’s third location in the Denver market. In January 2011, the Company opened a large-format center in Syosset, New York, the first Life Time location in New York. In May, the Company plans to open its second and third large-format centers planned for 2011 in Colorado Springs, Colorado, and Summerlin, Nevada. These new centers will represent the fourth Life Time location in Colorado and first in the Las Vegas market, respectively.
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Life Time Fitness Fourth Quarter and Full-Year 2010 Results – Page 3
Three and Twelve Months Ended December 31, 2010, Financial Highlights:
Total revenue for the fourth quarter grew 9.8% to $223.7 million from $203.7 million. Total revenue for the full year grew 9.1% to $912.8 million from $837.0 million in 2009.

(Period-over-period growth)		4Q 2010 vs. 4Q 2009	2010 vs. 2009
•	Membership dues	7.4%	6.8%
•	Enrollment fees	(10.1%)	(6.5%)
•	In-center revenue	16.3%	14.4%
•	Same-center revenue (13th month of operation)	5.9%	5.0%
•	Same-center revenue (37th month of operation)	4.0%	2.3%
•	Average center revenue per membership	$362 – up 3.3%	$1,475 – up 4.3%
•	Average in-center revenue per membership	$104 – up 9.9%	$440 – up 10.0%
Memberships grew 5.8% to 612,556 at December 31, 2010, from 578,937 at December 31, 2009.
•	Attrition in 4Q 2010 was 9.9%, down from 10.8% in the prior-year period.

•	Attrition improved to 36.3% in 2010 compared to 40.6% in 2009.
Total operating expenses during 4Q 2010 totaled $189.1 million compared to $165.6 million for 4Q 2009. Full-year operating expenses were $752.1 million compared with $688.1 million in 2009. Excluding the $5.6 million (pretax) of performance share-based compensation expense, 4Q 2010 and full-year operating expenses were $183.5 million and $746.5 million, respectively.
•	Operating margin was 15.5% for 4Q 2010 compared to 18.7% in the prior-year period.

•	Full-year operating margin was 17.6% compared to 17.8% in 2009.

•	Excluding the performance share-based compensation expense, 4Q 2010 and full-year operating margin were 18.0% and 18.2%, respectively.

(Expense as a percent of total revenue)		4Q 2010 vs. 4Q 2009	2010 vs. 2009
•	Center operations (includes $1.2 million of performance share-based compensation expense in 4Q 2010 and 2010)	60.9% vs. 60.4%	61.5% vs. 60.5%
•	Advertising and marketing	3.6% vs. 3.0%	3.0% vs. 3.2%
•	General and administrative (includes $4.4 million of performance share-based compensation expense in 4Q 2010 and 2010)	6.8% vs. 4.7%	5.2% vs. 5.1%
•	Other operating	2.9% vs. 2.0%	2.6% vs. 2.6%
•	Depreciation and amortization	10.3% vs. 11.1%	10.1% vs. 10.8%
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Life Time Fitness Fourth Quarter and Full-Year 2010 Results – Page 4
Net income for 4Q 2010 was $17.6 million, or $0.43 per diluted share, compared to net income of $18.4 million, or $0.46 per diluted share, for 4Q 2009. Net income for the full year was $80.7 million, or $2.00 per diluted share, compared to $72.4 million, or $1.82 per diluted share, for 2009.
Non-GAAP net income for the quarter, excluding the performance share-based compensation expense, was $21.0 million, or $0.52 per diluted share. For the full year, non-GAAP net income, excluding the performance share-based compensation expense, was $84.1 million, or $2.08 per diluted share.
The effective income tax rate for 2010 was 39.8% compared with 39.6% in 2009.
EBITDA for 4Q 2010 was $57.8 million compared with $61.1 million in 4Q 2009. Full-year EBITDA was $254.2 million compared with $240.9 million in 2009.
•	As a percentage of total revenue, EBITDA in 4Q 2010 was 25.8% compared to 30.0% in 4Q 2009.

•	EBITDA margin in 2010 was 27.9% compared to 28.8% in 2009.
Adjusted EBITDA for the quarter, excluding performance share-based compensation expense, was $63.4 million. Full-year adjusted EBITDA, excluding performance share-based compensation expense, was $259.9 million.
•	As a percentage of total revenue, adjusted EBITDA in 4Q 2010 was 28.4%.

•	Adjusted EBITDA margin in 2010 was 28.5%.
Cash flows from operations for the full year 2010 totaled $192.3 million compared to $186.2 million in 2009.
Weighted average fully diluted shares for 4Q 2010 totaled 40.6 million compared to 40.3 million in 4Q 2009. For the full year 2010, weighted average fully diluted shares totaled 40.4 million compared to 39.9 million in 2009.
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Life Time Fitness Fourth Quarter and Full-Year 2010 Results – Page 5
2011 Business Outlook:
The following statements are based on the Company’s current expectations for fiscal year 2011, which incorporate 2010 operating trends and are subject to the risks and uncertainties described below:
•	Revenue is expected to be up 6-8%, or $970-990 million, driven primarily by growth in in-center revenue and corporate businesses, as well as membership growth in new and ramping centers.

•	Net income is expected to be up 13-18%, or $91.0-95.0 million, driven by revenue growth and cost efficiencies.

•	Non-GAAP net income (excluding the impact of performance share-based compensation expense) is expected to be $93.5-97.5 million.

•	Diluted earnings per common share is expected to be $2.19-2.29.

•	Non-GAAP diluted earnings per common share (excluding the impact of performance share-based compensation expense) is expected to be $2.25-2.35.
          As announced on February 10, 2011, the Company will hold a conference call today at 10:00 a.m. ET to discuss its fourth quarter and full-year 2010 results. Bahram Akradi, Michael Robinson, executive vice president and chief financial officer, and John Heller, senior director, investor relations & treasurer, will host the conference call. The conference call will be webcast and may be accessed via the Company’s Investor Relations section of its website at lifetimefitness.com. A replay of the call will be available the same day via the Company’s website beginning at approximately 1:00 p.m. ET.
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About Life Time Fitness, Inc.
As the Healthy Way of Life Company, Life Time Fitness (NYSE: LTM) delivers the certified professionals, comprehensive businesses and incredible destinations that help people positively change their lives every day. The Company’s healthy way of life approach enables its customers to achieve their health and fitness goals by engaging in their areas of interest — or discovering new passions — both inside and outside of Life Time’s distinctive and large sports, professional fitness, family recreation and spa destinations. As of February 17, 2011, the Company operated 90 centers under the LIFE TIME FITNESS® and LIFE TIME ATHLETICSM brands primarily in suburban locations in 20 states and 24 major markets. Additional information about Life Time centers, programs and services is available at lifetimefitness.com.
Forward-Looking Statements
Certain information contained in this press release may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. Among these factors are attracting and retaining members, risks related to our debt levels and debt covenants, our ability to access existing credit facilities and obtain additional financing, strains on our business from continued growth, risks related to maintenance of our data, competition from other health and fitness centers, identifying and acquiring suitable sites for new centers, delays in opening new centers and other factors set forth in the Company’s filings with the Securities and Exchange Commission. Diluted earnings per common share could also be affected by the number of shares outstanding, which depends on factors such as the number of shares issued upon exercise of stock options and future grants of awards pursuant to equity-based incentive plans as well as stock offerings. The Company’s expectations for fiscal year 2011 exclude any unusual items that might occur during the fiscal year, such as litigation matters or the potential recognition of other performance share-based compensation expense related to the June 2009 grants. While the Company has determined that 2011 earnings per common share performance criteria required for vesting of 50% of the stock is probable and anticipates recognizing additional performance share-based compensation expense in 2011, the Company may not be able to meet those criteria due to risks and uncertainties, including those factors described above.
The Company cautions investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update such statement to reflect events or circumstances arising after such date. All remarks made during the Company’s financial results conference call will be current at the time of the call and the Company undertakes no obligation to update the replay.

LIFE TIME FITNESS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,227	$6,282
Accounts receivable, net	5,806	4,026
Center operating supplies and inventories	17,281	14,621
Prepaid expenses and other current assets	13,318	12,938
Deferred membership origination costs	14,728	20,278
Deferred income taxes	1,463	660
Income tax receivable	12,081	—

Total current assets	76,904	58,805
PROPERTY AND EQUIPMENT, net	1,570,234	1,512,993
RESTRICTED CASH	2,572	2,941
DEFERRED MEMBERSHIP ORIGINATION COSTS	7,251	8,716
GOODWILL	14,617	5,690
OTHER ASSETS	46,902	42,380

TOTAL ASSETS	$1,718,480	$1,631,525

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$7,265	$16,716
Accounts payable	18,913	14,429
Construction accounts payable	24,342	9,882
Accrued expenses	50,802	48,235
Deferred revenue	32,095	36,939

Total current liabilities	133,417	126,201
LONG-TERM DEBT, net of current portion	605,279	643,630
DEFERRED RENT LIABILITY	32,187	29,048
DEFERRED INCOME TAXES	89,839	77,189
DEFERRED REVENUE	7,279	8,819
OTHER LIABILITIES	9,901	9,207

Total liabilities	877,902	894,094

SHAREHOLDERS’ EQUITY:
Common stock	839	829
Additional paid-in capital	414,922	395,121
Retained earnings	424,787	344,095
Accumulated other comprehensive loss	30	(2,614)

Total shareholders’ equity	840,578	737,431

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,718,480	$1,631,525

LIFE TIME FITNESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)

	For the		For the
	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)
REVENUE:
Membership dues	$149,899	$139,535	$603,231	$564,605
Enrollment fees	5,849	6,508	24,426	26,138
In-center revenue	62,984	54,153	266,426	232,834

Total center revenue	218,732	200,196	894,083	823,577
Other revenue	4,941	3,502	18,761	13,424

Total revenue	223,673	203,698	912,844	837,001

OPERATING EXPENSES:
Center operations	136,130	123,130	561,070	506,443
Advertising and marketing	8,158	6,154	27,098	26,299
General and administrative	15,454	9,604	48,060	42,776
Other operating	6,398	4,061	23,544	21,852
Depreciation and amortization	22,928	22,643	92,313	90,770

Total operating expenses	189,068	165,592	752,085	688,140

Income from operations	34,605	38,106	160,759	148,861

OTHER INCOME (EXPENSE):
Interest expense, net	(5,989)	(7,333)	(27,795)	(30,338)
Equity in earnings of affiliate	270	317	1,176	1,302

Total other income (expense)	(5,719)	(7,016)	(26,619)	(29,036)

INCOME BEFORE INCOME TAXES	28,886	31,090	134,140	119,825
PROVISION FOR INCOME TAXES	11,292	12,713	53,448	47,441

NET INCOME	$17,594	$18,377	$80,692	$72,384

BASIC EARNINGS PER COMMON SHARE	$0.44	$0.47	$2.03	$1.84

DILUTED EARNINGS PER COMMON SHARE	$0.43	$0.46	$2.00	$1.82

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — BASIC	40,010	39,444	39,809	39,297

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — DILUTED	40,619	40,331	40,385	39,870

LIFE TIME FITNESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the
	Year Ended
	December 31,
	2010	2009
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$80,692	$72,384
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	92,313	90,770
Deferred income taxes	6,162	23,270
Loss on disposal of property and equipment, net	2,001	1,229
Gain on sale of land held for sale	(527)	(1,132)
Amortization of deferred financing costs	2,706	2,544
Share-based compensation	12,835	8,082
Excess tax benefit related to share-based payment arrangements	(2,453)	(507)
Changes in operating assets and liabilities	(1,207)	(10,951)
Other	(257)	514

Net cash provided by operating activities	192,265	186,203

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(131,671)	(146,632)
Acquisitions, net of cash acquired	(16,659)	—
Proceeds from sale of property and equipment	851	8
Proceeds from sale of land held for sale	1,019	1,954
Decrease (increase) in other assets	(2,943)	390
Decrease in restricted cash	369	995

Net cash used in investing activities	(149,034)	(143,285)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowings	—	18,151
Repayments of long-term borrowings	(40,394)	(11,001)
Repayments of revolving credit facility, net	(3,900)	(56,500)
Increase in deferred financing costs	(499)	(1,092)
Excess tax benefit related to share-based payment arrangements	2,453	507
Proceeds from exercise of stock options	5,142	2,470
Proceeds from employee stock purchase plan	907	—
Stock purchased for employee stock purchase plan	(995)	—

Net cash used in financing activities	(37,286)	(47,465)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,945	(4,547)
CASH AND CASH EQUIVALENTS — Beginning of period	6,282	10,829

CASH AND CASH EQUIVALENTS — End of period	$12,227	$6,282

Non-GAAP Financial Measures This release and the related conference call disclose certain non-GAAP financial measures.
EBITDA and Adjusted EBITDA. Earnings Before Interest, Income Taxes and Depreciation and Amortization (EBITDA) is a non-GAAP disclosure consisting of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, net cash provided by operating activities or other income or cash flow data prepared in accordance with GAAP. Additional details related to EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.
In 4Q 2010, the Company determined that achieving a 2011 earnings per common share performance criteria required for the vesting of 50% of performance share-based restricted stock granted in June 2009 was probable. As a result, the Company recognized a cumulative performance share-based compensation expense of $5.6 million (pretax) in 4Q 2010. Adjusted EBITDA is the Company’s EBITDA excluding the above compensation expense.
Additional details related to EBITDA and Adjusted EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.
The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA:
RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
(In thousands, except margin percentage data)
(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income	$17,594	$18,377	$80,692	$72,384
Interest expense, net	5,989	7,333	27,795	30,338
Provision for income taxes	11,292	12,713	53,448	47,441
Depreciation and amortization	22,928	22,643	92,313	90,770

EBITDA	57,803	61,066	254,248	240,933
Performance share-based compensation expense	5,611	—	5,611	—

Adjusted EBITDA	$63,414	$61,066	$259,859	$240,933

EBITDA margin as a percentage of total revenue	25.8%	30.0%	27.9%	28.8%
Performance share-based compensation expense	2.6%	0.0%	0.6%	0.0%

Adjusted EBITDA margin as a percentage of total revenue	28.4%	30.0%	28.5%	28.8%

Free Cash Flow. Free cash flow is a non-GAAP measure consisting of net cash provided by operating activities, less purchases of property and equipment. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and does not represent the total increase or decrease in the cash balance presented in accordance with GAAP. The Company uses free cash flow as a measure of cash generated after spending on property and equipment. Free cash flow should not be considered as a substitute for net cash provided by operating activities prepared in accordance with GAAP. Additional details related to free cash flow are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.
The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to free cash flow:
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net cash provided by operating activities	$46,118	$47,652	$192,265	$186,203
Less: Purchases of property and equipment	(45,539)	(29,779)	(131,671)	(146,632)

Free cash flow	$579	$17,873	$60,594	$39,571

Additional Non-GAAP Financial Measures. In 4Q 2010, the Company determined that achieving a 2011 earnings per common share performance criteria required for the vesting of 50% of performance-based restricted stock granted in June 2009 was probable. As a result, the Company recognized a cumulative performance share-based compensation expense of $5.6 million (pretax) in 4Q 2010. The Company believes that in order to properly understand its short-term and long-term financial trends from operations, investors may find it useful to exclude the impact of this expense from net income, diluted earnings per common share, operating margin and operating expenses. The resulting non-GAAP financial measures may also provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and may be useful for period over period comparisons of such operations. Each of the tables below reconciles these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP Net Income. Non-GAAP net income is a non-GAAP financial measure consisting of net income excluding the performance share-based compensation expense recognized in 4Q 2010. The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to non-GAAP net income.
RECONCILIATION OF CONSOLIDATED NET INCOME
TO CONSOLIDATED NON-GAAP NET INCOME
(In thousands)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income	$17,594	$18,377	$80,692	$72,384
Performance share-based compensation expense	3,446	—	3,446	—

Non-GAAP net income	$21,040	$18,377	$84,138	$72,384

Non-GAAP Diluted Earnings Per Common Share. Non-GAAP diluted earnings per common share is a non-GAAP financial measure consisting of diluted earnings per common share excluding the per common share impact of the performance share-based compensation expense recognized in 4Q 2010. The following table provides a reconciliation of diluted earnings per common share, the most directly comparable GAAP measure, to non-GAAP diluted earnings per common share.
RECONCILIATION OF CONSOLIDATED DILUTED EARNINGS PER COMMON SHARE
TO CONSOLIDATED NON-GAAP DILUTED EARNINGS PER COMMON SHARE

	For the Three Months Ended			For the Year Ended
	December 31,			December 31,
	2010		2009	2010	2009
Diluted earnings per common share	$0.43		$0.46	$2.00	$1.82
Performance share-based compensation expense	0.08		—	0.08	—

Non-GAAP diluted earnings per common share	$0.52	*	$0.46	$2.08	$1.82

*	rounding

Non-GAAP Operating Margin. Non-GAAP operating margin is a non-GAAP financial measure consisting of operating margin excluding the performance share-based compensation expense recognized in 4Q 2010. The following table provides a reconciliation of operating margin, the most directly comparable GAAP measure, to non-GAAP operating margin.
RECONCILIATION OF CONSOLIDATED OPERATING MARGIN
TO CONSOLIDATED NON-GAAP OPERATING MARGIN
(In thousands, except margin percentages)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Operating margin	$34,605	$38,106	$160,759	$148,861
Performance share-based compensation expense	5,611	—	5,611	—

Non-GAAP operating margin	$40,216	$38,106	$166,370	$148,861

Operating margin as a percentage of total revenue	15.5%	18.7%	17.6%	17.8%
Performance share-based compensation expense	2.5%	0.0%	0.6%	0.0%

Non-GAAP operating margin as a percentage of total revenue	18.0%	18.7%	18.2%	17.8%

Non-GAAP Operating Expenses. Non-GAAP operating expenses is a non-GAAP financial measure consisting of operating expenses excluding the performance share-based compensation expense recognized in 4Q 2010. The following table provides a reconciliation of operating expenses, the most directly comparable GAAP measure, to non-GAAP operating expenses.
RECONCILIATION OF CONSOLIDATED OPERATING EXPENSES
TO CONSOLIDATED NON-GAAP OPERATING EXPENSES
(In thousands)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Operating expenses	$189,068	$165,592	$752,085	$688,140
Performance share-based compensation expense	5,611	—	5,611	—

Non-GAAP operating expenses	$183,457	$165,592	$746,474	$688,140

Reconciliation of 2011 Business Outlook. In 4Q 2010, the Company determined that achieving a 2011 diluted earnings per common share performance criteria required for the vesting of 50% of performance-based restricted stock granted in June 2009 was probable. As a result, the Company anticipates recognizing approximately $4.0 million (pretax) of performance share-based compensation expense in 2011 relating to the June 2009 grants. The Company believes that in order to properly understand its short-term and long-term financial trends from operations, investors may find it useful to exclude the impact of this expense from the Company’s 2011 business outlook. The resulting non-GAAP financial measures may also provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and may be useful for period-over-period comparisons of such operations.

As a consequence, the Company’s 2011 business outlook included a non-GAAP net income range, which excludes the anticipated recognition of approximately $4.0 million (pretax) of performance share-based compensation expense. The following table provides a reconciliation of the Company’s anticipated range of 2011 net income to the non-GAAP net income range.
RECONCILIATION OF 2011 BUSINESS OUTLOOK RELATED TO CONSOLIDATED NET INCOME RANGE
TO CONSOLIDATED NON-GAAP NET INCOME RANGE
(In millions)

	For the Year Ended
	December 31, 2011
	Low	High
Net income	$91.0	$95.0
Performance share-based compensation expense	2.5	2.5

Non-GAAP net income	$93.5	$97.5

Similarly, the Company’s 2011 business outlook also included a non-GAAP diluted earnings per common share range, which excludes the per common share impact of the anticipated recognition of approximately $4.0 million (pretax) of performance share-based compensation expense. The following table provides a reconciliation of the Company’s anticipated range of 2011 diluted earnings per common share to the non-GAAP diluted earnings per common share range.
RECONCILIATION OF 2011 BUSINESS OUTLOOK RELATED TO CONSOLIDATED DILUTED EARNINGS
PER COMMON SHARE RANGE TO CONSOLIDATED NON-GAAP DILUTED EARNINGS PER COMMON SHARE RANGE

	For the Year Ended
	December 31, 2011
	Low	High
Diluted earnings per common share	$2.19	$2.29
Performance share-based compensation expense	0.06	0.06

Non-GAAP diluted earnings per common share	$2.25	$2.35